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                                                                   EXHIBIT 10(c)

                         UNITEDHEALTH GROUP INCORPORATED
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                 AMENDED AND RESTATED EFFECTIVE OCTOBER 30, 2001

SECTION 1. PURPOSE.

         This plan shall be known as the "UnitedHealth Group Incorporated Nonemployee Director Stock Option Plan, Amended and Restated Effective October 30, 2001" and is hereinafter referred to as the "Plan." The purpose of the Plan is to promote the interests of UnitedHealth Group Incorporated, a Minnesota corporation (the "Company"), by enhancing its ability to attract and retain the services of experienced and knowledgeable independent directors and by providing additional incentive for these directors to increase their interest in the Company's long-term success and progress. Nonqualified stock options or restricted stock may be granted under the Plan.

SECTION 2. ADMINISTRATION.

         The Plan shall be administered by a committee (the "Committee") of two or more persons appointed by the Board of Directors of the Company. Except as set forth in Section 6(c) hereof, grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Sections 6(a) and 6(b). Grants of restricted stock under the Plan and the amount and nature of restricted stock to be granted shall be at the discretion of the Committee. All questions of interpretation of the Plan or of any options or restricted stock granted under it shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.

SECTION 3. PARTICIPATION IN THE PLAN.

         Each director of the Company shall be eligible to participate in the Plan unless such director is also an employee of the Company or any subsidiary or affiliate of the Company. Notwithstanding the foregoing, no single director shall be eligible to acquire under the Plan more than 1% of the shares of the Company's common stock outstanding as of May 12, 1999.

SECTION 4. STOCK SUBJECT TO THE PLAN.

         Subject to the provisions of Section 11 hereof, the stock to be subject to grants under the Plan shall be authorized but unissued shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Subject to adjustment as provided in Section 11 hereof, the maximum number of shares with respect to which grants may be authorized under this Plan shall be 1,700,000 shares of Common Stock. If a grant under the Plan expires or for any reason is terminated prior to the exercise of an option or the lapse of a restriction on the shares underlying a restricted stock grant, the shares


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underlying such grant shall again be available for grants thereafter during the term of the Plan.

SECTION 5. NONQUALIFIED STOCK OPTIONS.

         All options granted under the Plan shall be nonqualified stock options that do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

         Each option granted under this plan may, but is not required to, be evidenced by a written agreement or certificate in such form as the Committee shall from time to time approve. Each option granted under this plan shall comply with and be subject to the following terms and conditions:

      a) Annual Option Grants. Each eligible director of the Company in office on the first business day immediately following each annual meeting of the Company's shareholders (the "Annual Option Grant Date") held during the term of the Plan shall be granted automatically an option to purchase 10,000 shares of Common Stock (the "Annual Option Grant"), granted in 4 installments of 2,500 each on the first business day of each fiscal quarter following the Annual Option Grant Date. A director must be in office on the day of each installment of the Annual Option Grant or that installment will be forfeited. Notwithstanding the foregoing, no director shall be granted an Annual Option Grant if such director has been granted an option under Section 6(b) hereof within 12 months of such Annual Option Grant Date. Each option granted pursuant to this Section 6(a) shall have an exercise price as determined pursuant to Section 7 hereof.

      b) Initial Option Grants. Each eligible director of the Company that is elected to the Board of Directors shall be granted automatically on the date that the director is elected to the Board of Directors an option to purchase 18,000 shares of Common Stock. Notwithstanding Section 6(f), the options granted pursuant to this Section 6(b) shall not be exercisable for a period of one year after the date on which they were granted, but thereafter will become exercisable as to one-third of the shares covered by the option on each anniversary date of the option grant. Each option granted pursuant to this Section 6(b) shall have an exercise price as determined pursuant to Section 7 hereof.

      c) Stock Option Conversion Program. Each eligible director of the Company in office on the last business day of any calendar year may elect to convert into options to purchase Common Stock any percentage of the annual retainer and Board of Director and committee meeting fees to be paid to such director in the following year (the "Conversion Option"). With respect to any eligible director who is not a director on the last business day of any calendar year, such director shall have thirty (30) days after his or her election as a director in which to elect

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         the Conversion Option. Options granted pursuant to this Section 6(c)
         shall be granted on the dates of regularly scheduled Board of Director meetings, and each such option shall enable the holder thereof to purchase that number of shares of Common Stock as is equal to (i) four
         (4) times the sum of (A) the annual retainer that would have been received by the electing director (including any retainer that would have been received for acting as the chairperson of any committee of the Board of Directors), had such director not elected the Conversion Option, divided by the number of regularly scheduled Board of Director meetings for the calendar year and (B) the total Board of Director and committee meeting fees that would have been received by such director, had such director not elected the Conversion Option, for meetings attended subsequent to the date of the immediately preceding regularly scheduled Board of Directors meeting but prior to and including the date of the regularly scheduled Board of Directors meeting on which such option is to be granted, divided by (ii) the closing per share price of Common Stock on the date of grant; provided, however, that if such number is not a multiple of ten (10), such number shall be rounded up to the nearest multiple of ten (10) exceeding such number.

      d) Options Non-Transferable. No option granted under the Plan shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution as provided in Section 6(g) hereof. During the lifetime of the optionee, the options shall be exercisable only by such optionee. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during such optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process. The Committee shall have the authority to waive the provisions of this Section with respect to any grant of options under the Plan subject to such terms, conditions or limitations as they may, in their discretion, impose.

      e) Period of Options. Options shall terminate upon the expiration of 10 years from the date on which they were granted.

      f) Exercise of Options.

         i. Options granted under the Plan shall not be exercisable for a period of six months after the date on which they were granted, but thereafter will be exercisable in full at any time or from time to time during the term of the option, provided that options granted under the Plan may become fully exercisable upon a director's resignation from the Board of Directors or the death of the optionee.

         ii. The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any federal or state securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of


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                  the effectiveness of any exercise of an option granted
                  hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any distribution thereof, that the certificates that may be issued for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

         iii. An optionee electing to exercise an option, or his or her representative, shall give notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered either prior to the issuance of shares pursuant to the exercise or, if such option is exercised pursuant to a cashless exercise and sale transaction, on or prior to the settlement date of such transaction. Payment shall be made to the Company in cash (including check, bank draft, money order or wire transfer).

      g) Effect of Death. If the optionee shall die prior to the time the option is fully exercised, such option may be exercised at any time within one year after his or her death by the personal representatives or administrators of the optionee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares the optionee was entitled to purchase under the option on the date of death and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

SECTION 7. OPTION EXERCISE PRICE.

         The option exercise price per share for the shares covered by each option shall be equal to the "fair market value" of a share of Common Stock as of the date on which the option is granted. For purposes of Section 6(a), the date on which the option is granted shall be the date of each quarterly installment. For the purposes of the Plan, the fair market value of the Common Stock on a given date shall be the closing price of the Common Stock on such date on the New York Stock Exchange, Inc. (the "NYSE") Composite Tape, if the Common Stock is then being traded on the NYSE. If on the date as of which the fair market value is being determined the Common Stock is not publicly traded, the Committee shall make a good faith attempt to determine such fair market value and, in connection therewith, shall take such actions and consider such factors as it deems necessary or advisable.

SECTION 8. GRANTS OF RESTRICTED STOCK

         The Committee may grant restricted stock to eligible directors from time to time in its discretion. Any grant of restricted stock shall be evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement shall comply


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with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan:

      a) Grant of Restricted Stock. Each grant of restricted stock under the Plan shall be for such number of shares of Common Stock as shall be determined by the Committee and set forth in an agreement containing the terms of the restricted stock grant. Each agreement shall set forth the restrictions which apply to the grant of restricted stock and the circumstances under which such restrictions lapse. The Committee may, in its discretion, waive any or all of the restrictions applicable to any or all outstanding grants of restricted stock, provided that for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), restricted stock may not be transferable for a period of at least six months from the date of the grant.

      b) Delivery of Common Shares and Restrictions. At the time of a restricted stock grant, the number of shares of Common Stock granted thereunder shall be registered in the name of the grantee. If a certificate representing such shares is issued, such certificate shall bear a legend referencing the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the restricted stock granted, including the right to receive dividends and the right to vote such shares, provided, however, that none of the shares of restricted stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions. Any other securities of the Company and any other property (except for cash dividends) distributed with respect to the restricted stock shall be subject to the same restrictions, terms and conditions as the restricted stock.

      c) Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the restricted stock are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the restricted stock award or in the Plan shall lapse as to the restricted stock subject thereto.

SECTION 9. TIME FOR GRANTING OPTIONS.

         Unless the Plan shall have been discontinued as provided in Section 12 hereof, the Plan shall terminate upon the expiration of 10 years from the date upon which it takes effect as provided in Section 12 hereof. No grants shall be made after such termination, but termination of the Plan shall not, without the consent of the grantee, alter or impair any rights or obligations under any option or restricted stock theretofore granted.

SECTION 10. LIMITATION OF RIGHTS.

      a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option or restricted stock nor any other action taken pursuant to the Plan, shall constitute,


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         or be evidence of, any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

      b) No Shareholder Rights for Options. An optionee shall have no rights as a shareholder with respect to the shares covered by options until the date of the issuance to such optionee of a stock certificate therefor, and no adjustment will be made for cash dividends or other rights for which the record date is prior to the date such certificate is issued.

SECTION 11. ADJUSTMENTS TO COMMON STOCK.

         If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares subject to outstanding grants and the option exercise prices thereof in order to prevent dilution or enlargement of rights previously granted.

SECTION 12. EFFECTIVE DATE OF THE PLAN.

         The Plan shall take effect immediately upon its approval by the affirmative vote of the holders of a majority of the shares present in person or by proxy and voted at a duly held meeting of shareholders of the Company.

SECTION 13. AMENDMENT OF THE PLAN.

         The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders of the Company no revision or amendment shall be made that (a) absent such shareholder approval, would cause Rule 16b-3 of the Exchange Act, or any successor rule or regulation thereto, to become unavailable with respect to the Plan, or (b) requires the approval of the Company's shareholders under any rules or regulations of the NYSE that are applicable to the Company. The Board shall not alter or impair any grant previously granted under the Plan without the consent of the grantee.

SECTION 14. GOVERNING LAW.

         The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Minnesota and construed accordingly.

SECTION 15. COMPLIANCE WITH EXCHANGE ACT.

         Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of


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the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.


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